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                                                                                           Exhibit A


                                   YANKEE ATOMIC ELECTRIC COMPANY
                                           BORROWING LOG
                                                                                             $000's
                                Type of  Int. Rate         Maturity         Daily    Total    $000's    Cum
Date     Instrument           Institution    Transaction   Nom.    Effec.  # Days   Date (1) Interest  Interest  Invested  Amount
----     ----------           -----------    -----------   ----    ------  ------   -------- --------  --------  --------  ------
Beginning Total @ 10/1/95                                                                    $5,550

No Activity, but please note that the interest rate on the outstanding loan was reduced by .25% to 8.50% on 12/20/95.



Quarterly Total @ 12/31/95                                                                   $5,500




(1) Note:  Yankee has a $6,000,000 secured credit agreement with the Bank of New York.  Yankee can borrow at the Bank's prime rate until the agreement terminates on March 29, 1996.  Yankee can pay down any portion of the outstanding balance at its discretion.

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